Thompson & Knight LLP
ATTORNEYS AND COUNSELORS	AUSTIN DALLAS FORT WORTH HOUSTON NEW YORK ----------------------------------------------- ALGIERS LONDON México City MONTERREY
811 Main Street Suite 2500 Houston, TX 77002-6129 713.654.8111 FAX 713.654.1871 www.tklaw.com

September 15, 2020

MIND Technology, Inc. 2002 Timberloch Place, Suite 400 The Woodlands, Texas
Re: Post-Effective Amendments to Registration Statements on Form S-8
Ladies and Gentlemen:
We have acted as special counsel to MIND Technology, Inc., a Delaware corporation (the “Company”), with respect to the preparation of the Company’s Post-Effective Amendments No. 1 (the “Post-Effective Amendments”) to the Registration Statements on Form S-8 originally filed by Mitcham Industries, Inc., a Texas corporation (the “Predecessor Registrant”), Registration Nos. 333-233635, 333-192169 and 333-137943 (as amended by the Post-Effective Amendments, collectively, the “Registration Statements”), to be filed with the Securities and Exchange Commission (the “Commission”) in connection with the adoption of the Plan (as defined below) and the Registration Statements by the Company in accordance with Rule 414 of the Securities Act of 1933, as amended (the “Securities Act”). On August 3, 2020, as a result of the merger of the Predecessor Registrant with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), the Company automatically became the successor issuer to the Predecessor Registrant in accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934. In connection with the Merger, the outstanding shares of common stock, par value $0.01 per share, of the Predecessor Registrant were converted on a one-for-one basis into shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) and the Company assumed and continued the Mitcham Industries, Inc. Amended and Restated Stock Awards Plan (as amended, the “Plan”).
In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents:
(i)The Predecessor Registrant’s Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws.
(ii)The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.
(iii)Certain resolutions adopted by the board of directors of the Predecessor Registrant relating to the Merger.
(iv)Certain resolutions adopted by the board of directors of the Company relating to the Merger and the Registration Statements.
(v)The Registration Statements.
(vi)The Plan.

MIND Technology, Inc.
September 15, 2020

We have also examined originals or copies of such other records of the Company, certificates of public officials and of officers or other representatives of the Company and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.
In connection with the opinion expressed below, we have assumed:
(i) The genuineness of all signatures.
(ii) The authenticity of the originals of the documents submitted to us.
(iii) The conformity to authentic originals of any documents submitted to us as copies.
(iv) As to matters of fact material to our opinions, the truthfulness of the representations and statements made in certificates of public officials and officers or other representatives of the Company.
(v) The offer and sale of the Common Stock under the Plan comply in all respects with the terms, conditions and restrictions set forth in the Registration Statements and the Plan.
We have not independently established the validity of the foregoing assumptions.
Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that the shares of Common Stock issuable pursuant to the Plan have been duly authorized by the Company and, when issued and delivered in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, will be validly issued, fully paid and non-assessable.
Our opinion set forth above is limited to the General Corporation Law of the State of Delaware (including all applicable provisions of the constitution of such jurisdiction and reported judicial decisions interpreting such law), and we do not express any opinion herein concerning any other laws.
This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinion expressed herein is rendered and speaks only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinion.
We consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Post-Effective Amendments. In giving this consent, we do not thereby admit that we are in the

MIND Technology, Inc.
September 15, 2020

category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Respectfully submitted,

/s/ Thompson & Knight LLP

SWG/DKH
RHS